Name of Registrant:
The Money Market Portfolio Fund
File No. 811-07038

EXHIBIT ITEM No. 77C: Submission of matters to a vote of security holders

The Money Market Portfolios

The Money Market
Portfolio

Meeting of Shareholders, March 21, 2007


A Special Meeting of Shareholders of the Trust was held at the Trust's offices, One Franklin Parkway, San Mateo, California on March 21, 2007. The purpose of the meeting was to elect Trustees of the Trust and to vote on the following Proposals and Sub-Proposals: to approve an Amended and Restated Agreement and Declaration of Trust; to approve amendments to certain of the The Money Market Portfolio's (the "Portfolio") fundamental investment restrictions (including eight (8) Sub-Proposals); and to approve the elimination of certain of the Portfolio's fundamental investment restrictions. At the meeting, the following persons were elected by the shareholders to serve as Independent Trustees of the Trust: Harris J. Ashton, Robert
F. Carlson, Sam Ginn, Edith E. Holiday, Frank W. T. LaHaye, Frank A. Olson, Larry D. Thompson and John B. Wilson. Charles B. Johnson and Gregory E. Johnson were elected by the shareholders to serve as Interested Trustees. Shareholders also approved the Amended and Restated Agreement and Declaration of Trust, amendments to certain of the Portfolio's fundamental investment restrictions (including eight
(8) Sub-Proposals), and the elimination of certain of the Portfolio's fundamental investment restrictions. No other business was transacted at the meeting.

Proposal 1. The Election of
Trustees:

        Name             For     % of    % of    Withhel   % of    %
                                Outst    Voted      d     Outst   of
                                andin   Shares            andin   Vot
                                  g                         g     ed
                                Share                     Share   Sha
                                  s                         s     res
Harris J. Ashton      6,229,613  98.71  98.712%   81,263,  1.288  1.2
                       ,950.845     2%            001.235      %  88%
Robert F. Carlson     6,230,568  98.72  98.727%   80,308,  1.273  1.2
                       ,430.480     7%            521.600      %  73%
Sam Ginn              6,230,957  98.73  98.734%   79,919,  1.266  1.2
                       ,765.187     4%            186.893      %  66%
Edith E. Holiday      6,225,962  98.65  98.654%   84,914,  1.346  1.3
                       ,056.369     4%            895.711      %  46%
Frank W. T. LaHaye    6,229,083  98.70  98.704%   81,793,  1.296  1.2
                       ,816.695     4%            135.385      %  96%
Frank A. Olson        6,228,661  98.69  98.697%   82,215,  1.303  1.3
                       ,874.055     7%            078.025      %  03%
Larry D. Thompson     6,231,407  98.74  98.741%   79,469,  1.259  1.2
                       ,583.479     1%            368.601      %  59%
John B. Wilson        6,231,090  98.73  98.736%   79,786,  1.264  1.2
                       ,304.307     6%            647.773      %  64%
Charles B. Johnson    6,228,174  98.69  98.690%   82,702,  1.310  1.3
                       ,432.323     0%            519.757      %  10%
Gregory E. Johnson    6,227,539  98.67  98.679%   83,337,  1.321  1.3
                       ,152.596     9%            799.484      %  21%

 Proposal 2.   To approve an Amended and Restated Agreement and
Declaration of Trust:

                        Shares Voted     % of      % of
                                        Outstan   Voted
                                         ding     Shares
                                        Shares

For                   6,050,548,885.05  95.875%   95.875%
                                     9
Against                 66,283,937.597   1.050%    1.050%
Abstain                194,044,129.424   3.075%    3.075%
Total                 6,310,876,952.08  100.000   100.000
                                     0        %         %

Proposal 3.   To approve amendments to certain of the Portfolio's
fundamental investment restrictions (includes eight (8) Sub-
Proposals):

(a) To amend the Portfolio's fundamental investment restriction regarding borrowing:

                        Shares Voted     % of      % of
                                        Outstan   Voted
                                         ding     Shares
                                        Shares

For                   5,990,645,650.37  94.926%   94.926%
                                     7
Against                117,366,789.015   1.859%    1.859%
Abstain                202,864,512.688   3.215%    3.215%
Total                 6,310,876,952.08  100.000   100.000
                                     0        %         %

(b) To amend the Portfolio's fundamental investment restriction regarding underwriting:

                        Shares Voted     % of      % of
                                        Outstan   Voted
                                         ding     Shares
                                        Shares

For                   6,010,767,680.58  95.245%   95.245%
                                     9
Against                 89,681,772.594   1.421%    1.421%
Abstain                210,427,498.897   3.334%    3.334%
Total                 6,310,876,952.08  100.000   100.000
                                     0        %         %

(c) To amend the Portfolio's fundamental investment restriction regarding lending:

                        Shares Voted     % of      % of
                                        Outstan   Voted
                                         ding     Shares
                                        Shares

For                   5,996,528,568.75  95.019%   95.019%
                                     9
Against                108,708,215.269   1.722%    1.722%
Abstain                205,640,168.052   3.259%    3.259%
Total                 6,310,876,952.08  100.000   100.000
                                     0        %         %

(d) To amend the Portfolio's fundamental investment restriction regarding investments in real estate:

                        Shares Voted     % of      % of
                                        Outstan   Voted
                                         ding     Shares
                                        Shares

For                   6,013,453,560.76  95.287%   95.287%
                                     2
Against                 94,165,597.722   1.492%    1.492%
Abstain                203,257,793.596   3.221%    3.221%
Total                 6,310,876,952.08  100.000   100.000
                                     0        %         %



(e) To amend the Portfolio's fundamental investment restriction regarding investments in commodities:
                        Shares Voted     % of      % of
                                        Outstan   Voted
                                         ding     Shares
                                        Shares

For                   5,989,629,806.64  94.910%   94.910%
                                     6
Against                113,225,787.226   1.794%    1.794%
Abstain                208,021,358.208   3.296%    3.296%
Total                 6,310,876,952.08  100.000   100.000
                                     0        %         %

(f) To amend the Portfolio's fundamental investment restriction regarding issuing senior securities:

                        Shares Voted     % of      % of
                                        Outstan   Voted
                                         ding     Shares
                                        Shares

For                   6,018,688,206.29  95.370%   95.370%
                                     3
Against                 85,551,934.374   1.356%    1.356%
Abstain                206,636,811.413   3.274%    3.274%
Total                 6,310,876,952.08  100.000   100.000
                                     0        %         %

(g) To amend the Portfolio's fundamental investment restriction regarding industry concentration:

                        Shares Voted     % of      % of
                                        Outstan   Voted
                                         ding     Shares
                                        Shares

For                   6,006,389,771.74  95.175%   95.175%
                                     0
Against                 97,919,389.623   1.552%    1.552%
Abstain                206,567,790.717   3.273%    3.273%
Total                 6,310,876,952.08  100.000   100.000
                                     0        %         %

(h) To amend the Portfolio's fundamental investment restriction regarding diversification of investments:

                        Shares Voted     % of      % of
                                        Outstan   Voted
                                         ding     Shares
                                        Shares

For                   6,057,211,986.92  95.981%   95.981%
                                     6
Against                 63,714,622.852   1.009%    1.009%
Abstain                189,950,342.302   3.010%    3.010%
Total                 6,310,876,952.08  100.000   100.000
                                     0        %         %






Proposal 4.   To approve the elimination of certain of the
Portfolio's fundamental investment restrictions:

                        Shares Voted     % of      % of
                                        Outstan   Voted
                                         ding     Shares
                                        Shares

For                   5,963,138,544.62  94.490%   94.490%
                                     0
Against                121,261,175.330   1.921%    1.921%
Abstain                226,477,232.130   3.589%    3.589%
Total                 6,310,876,952.08  100.000   100.000
                                     0        %         %